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                                                               EXHIBIT 1.2

                             UNDERWRITING AGREEMENT
                                    (TERMS)

                             ----------------------

                                  $500,000,000

               Floating Rate Senior Notes Due September 19, 2002

                             ----------------------

                               September 14, 2000

HCA - The Healthcare Company
One Park Plaza
Nashville, Tennessee 37203

Dear Sirs/Madams:

         The undersigned Chase Securities Inc. and J.P. Morgan Securities Inc. (the "Underwriters") understand that HCA - The Healthcare Company (f/k/a Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its Floating Rate Senior Notes due September 19, 2002 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and Bank One Trust Company, N.A. (the successor to The First National Bank of Chicago), as trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names at a purchase price of 99.75% of the principal amount of the Offered Securities.

                                                                  Principal Amount
                                                                         of
                                                                 Offered Securities
                                                                 ------------------
Chase Securities Inc. ......................................       $  495,000,000
J.P. Morgan Securities Inc. ................................            5,000,000
                                                                   --------------
         Total .............................................       $  500,000,000
                                                                   ==============


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         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Chase Securities Inc. or through the facilities of the Depository Trust Company at 10:00 a.m. (New York time) on September 19, 2000 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated August 5, 1999, and the Prospectus Supplement dated of even date herewith, including the following:

         Public Offering Price:                      100% of principal amount

         Purchase Price:                             99.75% of principal amount

         Maturity Date:                              September 19, 2002

         Interest Rate:                              Three Month LIBOR  Rate + 1.50%.  The interest rate
                                                     will be reset for each quarterly interest period.
                                                     LIBOR shall be determined using LIBOR Telerate, as
                                                     set forth in the Prospectus Supplement.

         Interest Payment Dates:                     March 19, June 19, September 19 and December 19 of
                                                     each year, commencing December 19, 2000. Interest
                                                     accrues from September 19, 2000.

         Current Ratings:                            Standard & Poor's Ratings Service -- BB+
                                                     Moody's Investors Service, Inc. -- Ba2

         All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), a copy of which is attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and
(iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

         As evidenced by the Company's countersignature of this Agreement, the Company hereby confirms its engagement of the services of J.P. Morgan Securities Inc. as, and J.P. Morgan Securities Inc. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., with respect to the offering and sale of the Offered Securities. The Company agrees promptly to reimburse J.P. Morgan Securities Inc. for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with the services to be rendered hereunder as a "qualified independent underwriter."


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         J.P. Morgan Securities Inc. hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Offered Securities as described in the Prospectus and Prospectus Supplement:

         (i) J.P. Morgan Securities Inc. constitutes a "qualified independent underwriter" within the meaning of Section
                  (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.;

         (ii) J.P. Morgan Securities Inc. has participated in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement and has exercised the usual standards of "due diligence" in respect thereto;

         (iii) J.P. Morgan Securities Inc. has undertaken the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended, specifically including those inherent in Section 11 thereof;

         (iv) Based upon (A) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by J.P. Morgan Securities Inc. to be comparable to the Company with debt securities of maturity and seniority similar to the Offered Securities and the demand for securities of comparable companies similar to the Offered Securities, and (D) such other studies, analyses and investigations as J.P. Morgan Securities Inc. has deemed appropriate, and assuming that the offering and sale of the Offered Securities is made as contemplated herein and in the Prospectus and Prospectus Supplement, J.P. Morgan Securities Inc. recommends, as of the date of the execution and delivery of this Agreement, that the yield on the Offered Securities be not less than that stated above, which yield should in no way be considered or relied upon as an indication of the value of the Offered Securities; and

         (v) J.P. Morgan Securities Inc. will furnish to the Underwriters at the time of delivery of the Offered Securities a letter, dated the time of delivery of the Offered Securities, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

         J.P. Morgan Securities Inc. hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to either the Prospectus or the Prospectus Supplement, J.P. Morgan Securities Inc. will render services as a "qualified


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independent underwriter," in accordance with Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc., as such term is defined in Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Offered Securities as described in either the Prospectus or the Prospectus Supplement, as so amended or supplemented, that are substantially the same as those services being rendered with respect to the offering and sale of the Offered Securities as described in the Prospectus and the Prospectus Supplement (including those described above).

         The Company agrees to cooperate with J.P. Morgan Securities Inc. to enable it to perform the services contemplated by this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                                                   Very truly yours,

                                                   Chase Securities Inc.


                                                   By:      /s/ Melanie Shugart
                                                            -------------------
                                                   Name:    Melanie Shugart
                                                            -------------------
                                                   Title:   Managing Director
                                                            -------------------

                                                   J.P. Morgan Securities Inc.

                                                   By:      /s/ Tim Collins
                                                            -------------------
                                                   Name:    Tim Collins
                                                            -------------------
                                                   Title:   Vice President
                                                            -------------------

Accepted:

HCA - The Healthcare Company


By:      /s/ Keith M. Giger
         ------------------------
Name:    Keith M. Giger
         ------------------------
Title:   Vice President - Finance
         ------------------------


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